                                  EXHIBIT 10.24

                              EMPLOYMENT AGREEMENT


                This Employment Agreement ("Agreement"), dated as of February 15, 1997, by and among AMERICA WEST HOLDINGS CORPORATION, a Delaware corporation ("Holdings"), AMERICA WEST AIRLINES, INC., a Delaware corporation and a wholly-owned subsidiary of Holdings ("AWA" and, together with Holdings, "Employers"), and RICHARD GOODMANSON ("Employee").

                WHEREAS, Employers desire to employ Employee in an executive capacity and Employee desires to serve in such capacity, in each case on the terms and conditions, and for the consideration, set forth in this Agreement.

                NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                         Definitions and Interpretations

1.1.   Definitions

                For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

                "Base Salary" shall have the meaning specified in Section
       3.1(a).

                "Board" shall mean the Board of Directors of Holdings.

                "Chairman" shall mean the Chairman of the Board of Holdings.

                "Change in Control" shall have the meaning specified in the Incentive Plan.

                "Code" shall mean the Internal Revenue Code of 1986, as in effect from time to time.

                "Confidential Information" shall have the meaning specified in
       Section 5.1(a).

                "Constituent Companies" shall mean, collectively, Holdings, AWA and all other direct or indirect subsidiaries of Holdings.

                "Default" shall mean the continued failure by Employee to perform his duties described in Section 2.2 (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after written notice of such failure has been given to Employee by Holdings and Employee has had a reasonable period (not to exceed 30 days) after receipt of such notice to correct such failure.

                "Disability" shall mean a physical or mental condition of Employee that, in the good faith judgment of the Board based upon certification by a licensed physician, (i) prevents Employee from being able to perform the services required under this Agreement, (ii) has continued for a period of at least six months during any period of twelve consecutive months and (iii) is expected to continue.

                "Dispute" shall have the meaning specified in Article VI.

                "Employment Period" shall mean that the period beginning on the date hereof and ending on the Expiration Date; provided, however, that if Holdings or Employee gives a Notice of Termination pursuant to Section
       4.1 or 4.2, then the Employment Period shall not extend beyond the relevant Termination Date.

                "Expiration Date" shall mean June 17, 1999.

                "First Stock Option" shall have the meaning specified in Section 3.4(a).

                "Forfeiture Restriction" shall have the meaning specified in
       Section 3.3(b).

                "Good Reason" shall mean any of the following actions or failures to act, but in each case only if it occurs during the Employment Period and then only if it is not consented to by Employee:

                         (1) a material alteration by either Employer in the
                nature or status of Employee's applicable positions, functions, duties or responsibilities described in Section 2.2, including any change which would (i) alter Employee's reporting responsibilities described in Section 2.2(d) or (ii) cause Employee's position with Employers to become of less dignity or importance than the applicable positions described in paragraphs
                (a) and (b) of Section 2.2; provided, however, that each such alteration shall cease to be a Good Reason on the date which is 90 days after Employee becomes aware of the occurrence of such alteration unless, prior to such date, Employee gives a Notice of Termination pursuant to Section 4.1 on account of such alteration;

                         (2) the failure of either Employer to perform any of
                its obligations under this Agreement in any material regard, but only if such failure shall continue unremedied for more than 30 days after written notice thereof is given by Employee to Holdings;


                         (3) the relocation of the principal executive offices
                of either Employer outside the greater Phoenix, Arizona metropolitan area or either Employer's requiring Employee to be based other than at such principal executive offices; provided, however, that such relocation shall cease to be a Good Reason on the date which is 90 days after the occurrence of such relocation unless, prior to such date, Employee gives a Notice of Termination pursuant to Section 4.1 on account of such relocation;

                         (4) the failure of either Employer to elect or
                re-elect, or to appoint or re-appoint, Employee to the applicable offices described in paragraphs (a) and (b) of
                Section 2.2; or

                         (5) the failure of Employee to be elected or appointed,
                or to be re-elected or re-appointed, as a director of either Employer as contemplated by Section 2.2(e).

                "Holdings" shall have the meaning specified in the recitals of this Agreement.

                "Incentive Plan" shall mean the America West 1994 Incentive Equity Plan, as amended from time to time.

                "Market Value per Share" means, at any date, the closing price per share of Class B Common Stock of Holdings on that date (or, if there are no sales on that date, the last preceding date on which there was sale) in the principal market in which such shares are traded.

                "Misconduct" shall mean one or more of the following:

                         (i) the willful commission by Employee of acts that are
                both dishonest and demonstrably injurious to any Constituent Company (monetarily or otherwise) in any material respect;

                         (ii) the conviction of Employee for a felony offense;
                or

                         (iii) a material breach (other than a Default) by
                Employee of any of the covenants set forth in this Agreement, but only if such breach shall continue unremedied for more than 15 days after written notice thereof is given to Employee by by either Employer.

                "Notice of Termination" shall mean a notice purporting to terminate Employee's employment in accordance with Section 4.1 or 4.2, which notice shall specify the Termination

       Date and set forth in reasonable detail the reason for such termination and the facts and circumstances claimed to provide a basis for such termination.


                "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust and an unincorporated organization.

                "Pledge Agreement" shall have the meaning specified in Section 3.3(g).

                "Prime Rate" shall have the meaning specified in Section 3.3(g).

                "Promissory Note" shall have the meaning specified in Section 3.3(g).

                "Restricted Period" shall have the meaning specified in Section 5.2(a).

                "Restricted Shares" shall have the meaning specified in Section 3.3(b).

                "Restricted Stock Grant" shall have the meaning specified in
       Section 3.3(a).

                "Second Stock Option" shall have the meaning specified in
       Section 3.4(a).

                "Stock Options" shall have the meaning specified in Section 3.4(a).

                "Stockholder Approval" shall have the meaning specified in
       Section 3.4(a).

                "Termination Date" shall mean the termination date specified in a Notice of Termination delivered in accordance with Article IV, provided that in no event shall such termination date be less than 30 nor more than 60 days after the date such Notice of Termination is given.

                "Transfer Restriction" shall have the meaning specified in
       Section 3.3(c).

1.2.   Interpretation

                (a) In this Agreement, unless a clear contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section, means such Article or Section hereof, (iii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term, and (iv) where any provision of this Agreement refers to action to be taken by either party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.

                (b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.


                (c) No provision of this Agreement shall be interpreted or construed against either party solely because that party or its legal representative drafted such provision.


                                   ARTICLE II

                     Employment; Term; Positions and Duties

2.1.   Employment; Term

                (a) Each Employer hereby employs Employee in an executive capacity and Employee hereby accepts employment by each Employer, in each case on the terms and conditions, and for the consideration, set forth in this Agreement.

                (b) Employee's employment hereunder shall begin on the date hereof and shall terminate on the Expiration Date, unless earlier terminated as provided in Article IV.

2.2.   Positions and Duties

                (a) While employed hereunder, Employee shall serve as President and Chief Executive Officer of AWA and while so serving shall have and may exercise all of the powers, functions, duties and responsibilities normally attributable to such positions, including (without limitation) any such duties and responsibilities as are set forth with respect to such positions in AWA's certificate of incorporation and bylaws (as from time to time in effect).

                (b) While employed hereunder, Employee shall serve as President (but not Chief Executive Officer) of Holdings and while so serving shall have and may exercise all of the powers, functions, duties and responsibilities normally attributable to such position, including (without limitation) any such duties and responsibilities as are set forth with respect to such position in Holdings' certificate of incorporation and bylaws (as from time to time in effect).

                (c) Employee shall have such additional duties and responsibilities commensurate with the positions referred to above as from time to time may be reasonably assigned to him by the Chairman and/or the Board.

                (d) While employed hereunder, Employee shall report directly to the Chairman and shall observe and comply with all lawful policies, directions and instructions of the Chairman and/or the Board which are consistent with paragraphs (a), (b) and (c) above. During the Employment Period, (i) all executive officers of Holdings (other than the Chairman and other than Holdings' chief executive officer, chief financial officer, chief legal officer and chief public affairs officer) shall report directly to Employee and (ii) all executive officers of AWA (other than its chairman of the board) shall report directly to Employee except that the chief financial officer, chief legal officer and chief public affairs officer of AWA will, unless otherwise directed by the Board or the Chairman, report jointly to Employee and the Chairman.

                (e) Employers agree to use their reasonable best efforts to cause Employee to be elected or appointed, or re-elected or re-appointed, as a director of each Employer at all times during the Employment Period.

                (f) While employed hereunder, Employee agrees to devote substantially all of his business time, attention, skill and efforts to the faithful and efficient performance of his duties hereunder and shall not accept employment with or for any Person other than Employers. Notwithstanding the foregoing, Employee may engage in the following activities so long as they do not interfere in any material respect with the performance of Employee's duties and responsibilities hereunder: (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach on a part-time basis at educational institutions and (iii) manage his personal investments.

                (g) While employed hereunder, Employee shall at all times conduct himself in such a manner as not to knowingly prejudice, in any material respect, the reputation of any Constituent Company in the fields of business in which it engaged or with the investment community or the public at large.

2.3.   Place of Employment

                Employee's place of employment hereunder shall be at AWA's principal executive offices in the greater Phoenix, Arizona metropolitan area.


                                   ARTICLE III

                            Compensation and Benefits

3.1.   Base Salary

                (a) For services rendered by Employee under this Agreement, Employers shall pay to Employee an annual cash base salary ("Base Salary") in the amount $500,000. The Base Salary shall be payable monthly as earned during the Employment Period.

                (b) The Board shall review the Base Salary at least annually and may increase the amount of the Base Salary at any time as the Board may deem appropriate in its sole discretion. If the Base Salary is increased as aforesaid, it may not thereafter be decreased unless a proportionally similar decrease is made to the base compensation of all other senior executives of Employers;

provided that in no event may the Base Salary be decreased below $500,000 without the prior written consent of Employee.

3.2.   Annual Incentive Compensation

                During the Employment Period, Employee shall be entitled to participate in Holdings' incentive compensation program (as from time to time amended) for executive officers of Employers in general. Subject to the terms of that program (including the achievement of applicable financial and individual goals and objectives), Employee's annual target bonus for each year during the Employment Period shall be 50% (or such other percentage as the Board may approve from time to time in its sole discretion) of the Base Salary.

3.3.   Restricted Stock Grant

                (a) Employer holds 50,000 shares of Class B Common Stock of Holdings previously granted to him under the Incentive Plan as additional compensation for services rendered and to be rendered under this Agreement (the "Restricted Stock Grant"). The following provisions of this Section 3.3 constitute the agreement required with respect to the Restricted Stock Grant under Paragraph 6(f) of the Incentive Plan.

                (b) The shares of stock included in the Restricted Stock Grant (the "Restricted Shares") shall be subject to automatic forfeiture in the event Employee's employment is terminated by Employee pursuant to Section 4.1 other than for Good Reason or by Holdings pursuant to Section 4.2 for Misconduct or Default; provided, however, that such forfeiture restriction (the "Forfeiture Restriction") shall automatically lapse (i) as to one-third of the Restricted Shares on June 17, 1997 if Employee's employment is not so terminated by such date, (ii) as to an additional one-third of the Restricted Shares on June 17, 1998 if Employee's employment is not so terminated by such date and (iii) as to an additional one-third of the Restricted Shares on June 17, 1999 if Employee's employment is not so terminated by such date and, provided further, that the Forfeiture Restriction shall automatically lapse as all Restricted Shares which have not been previously forfeited as aforesaid (x) upon the occurrence of a Change in Control during the Employment Period, (y) in the event of Employee's death or (z) in the event Employee's employment is terminated by Employee for Good Reason or on account of Disability or by Holdings for any reason other than Default or Misconduct on account of the conviction of Employee for a felony. If any of the Restricted Shares are forfeited pursuant to this paragraph (b), Employee shall be obligated, for no consideration, to promptly surrender such Restricted Shares to Holdings. Holdings may require Employee to execute and deliver stock powers in the event of forfeiture.

                (c) Employee will not sell, transfer or otherwise dispose of any of the Restricted Shares which remain subject to the Forfeiture Restriction except for transfers expressly permitted by the Incentive Plan and except for transfers by will or by laws of descent and distribution. The foregoing transfer restriction is hereinafter referred to as the "Transfer Restriction".

                (d) Except as expressly set forth above in this Section 3.3, (i) the Restricted Stock Grant shall be irrevocable and unconditional and (ii) none of the Restricted Shares shall be subject to forfeiture or surrender for any reason. The Restricted Stock Grant shall become vested when the Forfeiture Restriction has lapsed with respect thereto.

                (e) Certificates evidencing the Restricted Shares will be issued in Employee's name. Holdings may cause such certificates to bear a legend setting forth or incorporating the Forfeiture Restriction and the Transfer Restriction, and Holdings may cause such certificates to be delivered upon issuance to the Secretary of Holdings (or such other depositary as may be designated by the committee which administers the Incentive Plan) as a depositary for safe-keeping until the Forfeiture Restriction and the Transfer Restriction lapse with respect thereto or until forfeiture occurs with respect thereto pursuant to paragraph (b) above. If the Forfeiture Restriction lapses as to any Restricted Shares evidenced by a certificate bearing a legend setting forth or incorporating the Forfeiture Restriction and the Transfer Restriction, then, if requested by Employee, Holdings will cause a new certificate to be issued in the name of Employee without such legend.

                (f) Subject to the terms of the Pledge Agreement, Employee shall be entitled to receive all dividends and distributions in respect of the Restricted Shares (subject to applicable tax withholding), to vote the Restricted Shares and to give consents, waivers and ratifications with respect to the Restricted Shares; provided, however, that dividends and distributions applicable to any Restricted Shares may be applied, at the option of Holdings, to the repayment of the indebtedness evidenced by the Promissory Note or, if and to the extent not so applied, held by Holdings until (i) the Forfeiture Restriction lapses with respect to such Restricted Shares, at which time such distributions shall be paid to Employee or his designee without interest or (ii) forfeiture occurs with respect to such Restricted Shares pursuant to paragraph
(b) above, at which time such distributions shall be forfeited.

                (g) If requested by Employee, Holdings or AWA will loan Employee up to $600,000 solely for the purpose of enabling Employee to pay all or portion of the income taxes (Federal and state) attributable to the Restricted Stock Grant. Such loan shall be funded in one or more advances (not to exceed three) as requested by Employee upon not less than fifteen business days notice. Such loan shall be evidenced by, and subject to the terms and conditions of, a promissory note duly executed by Employee and payable to the order of Holdings or AWA, as the case may be (the "Promissory Note"). The Promissory Note shall be in form and substance reasonably satisfactory to Holdings and shall be secured by a pledge agreement (the "Pledge Agreement") covering all of the Restricted Shares. The Pledge Agreement shall be in form and substance reasonably satisfactory to Holdings and shall be accompanied by appropriate stock powers. Each advance under the Promissory Note shall be payable in two equal installments on the fifth and sixth anniversary dates of such advance and and shall bear interest, compounded monthly, at a floating rate per annum equal to the prime rate most recently announced by The Chase Manhattan Bank, such rate to automatically fluctuate upward and downward with and at the time specified in each such announcement (the "Prime Rate"). Employee shall not be personally liable for payments due under the Promissory Note, it being expressly understood and agreed that the sole recourse of Employers for satisfaction of the Promissory Note shall be against the Restricted Shares pledged as collateral for the Promissory Note under the Pledge Agreement.

                (h) The parties recognize that, from time to time after the date hereof, Holdings may register shares or units of its equity securities under the Securities Act of 1933, as amended, for sale to the public and that Employee may desire to include in such registration all or a portion of the Restricted Shares which are no longer subject to forfeiture in accordance with paragraph (b) above ("Vested Restricted Shares"). Accordingly, it is anticipated that, if (i) Holdings decides to effect a registration of any of its equity securities (other than a registration on Form S-4 or Form S-8 or any successor or similar form) for sale to the public after the date hereof, (ii) such registration is to be effected before the Expiration Date at a time, in a form and in a manner that, in the sole discretion of Holdings, would permit the inclusion of the Vested Restricted Shares in such registration without having an adverse effect on such registration or on any other aspect of Holdings' business and affairs and without interfering with or infringing upon the demand or "piggyback" registration rights of other holders of securities of Holdings, then Holdings will endeavor to consult with Employee regarding Employee's desire to include any of the Vested Restricted Shares in such registration and the terms, conditions and restrictions which would be applicable to such inclusion. It is specifically understood and agreed, however, that (i) nothing in this Agreement is intended to or shall obligate Holdings to register any of the Restricted Shares at any time or for any purpose and (ii) in no event shall any Constituent Company have or be subject to any liability to Employee under or based on this paragraph (h).

                (i) The provisions of this Section 3.3 shall survive the termination of Employee's employment hereunder.

3.4.   Stock Options

                (a) Employee has heretofore been granted pursuant to the Incentive Plan:

                (i) an option to purchase 250,000 shares of Class B Common Stock of Holdings, with an exercise price per share equal to $19.625 (the "First Stock Option"); and

                (ii) subject to the approval by Holdings' stockholders of an appropriate increase in the number of shares covered by the Incentive Plan ("Stockholder Approval"), an option to purchase 100,000 shares of Class B Common Stock of Holdings, with an exercise price per share equal to $12.00 (the "Second Stock Option" and, together with the First Stock Option, the "Stock Options").

The following provisions of this Section 3.4 constitute the agreement required with respect to the Stock Options under Paragraph 4(i) of the Incentive Plan.

                (b) The First Stock Option shall become exercisable as to one-third of the shares covered thereby on June 17 in each of the years 1997, 1998 and 1999, so that the First Stock Option will be exercisable in full on June 17, 1999. In no event shall the First Stock Option be exercisable after May 23, 2006.

                (c) The Second Stock Option shall become exercisable as to 10% of the shares covered thereby on October 28, 1997 and as to 30% of the shares covered thereby on October 28 in each of the years 1998, 1999 and 2000, so that the Second Stock Option will be exercisable in full on October 28, 2000. In no event shall the Second Stock Option be exercisable before Stockholder Approval or after October 28, 2006.

                (d) Upon the exercise of either Stock Option, the Person exercising such Stock Option shall pay to Holdings an amount equal to the relevant exercise price, such amount to be paid (i) in cash, (ii) by delivering to Holdings issued and outstanding shares of Holdings' Class B Common Stock which have an aggregate Market Value per share at the date of exercise equal to the relevant exercise price, (iii) by directing Holdings to sell a sufficient number of shares to be acquired on exercise of such Stock Option through a broker approved by Holdings, in which event the proceeds of such sale shall be applied by Holdings to the payment of the relevant exercise price, with any surplus then remaining to be paid to the Person exercising such Stock Option or its designee or (iv) by any combination of the foregoing.

                (e) Upon the occurrence of a Change in Control, each Stock Option shall become automatically vested in full and may be exercised at any time thereafter; provided, however, in no event shall the First Stock Option be exercisable after May 23, 2006 or shall the Second Stock Option be exercisable before Stockholder Approval or after October 28, 2006.

                (f) In the event Employee's employment is terminated by Employee pursuant to Section 4.1 other than for Good Reason or on account of Disability or by Holdings pursuant to Section 4.2 for Misconduct or Default, each Stock Option, to the extent then vested, may be exercised at any time within six months following the relevant Termination Date, but not thereafter; provided, however, in no event shall the First Stock Option be exercisable after May 23, 2006 or shall the Second Stock Option be exercisable before Stockholder Approval or after October 28, 2006. To the extent either Stock Option is not vested on such Termination Date, such Stock Option (or the portion thereof that is not vested on such Termination Date) shall automatically lapse and be canceled unexercised as of such Termination Date.

                (g) Each Stock Option shall become automatically vested in full on the date of Employee's death and may be exercised at any time within the one-year period beginning on the date of Employee's death, but not thereafter; provided, however, in no event shall the First Stock Option be exercisable after May 23, 2006 or shall the Second Stock Option be exercisable before Stockholder Approval or after October 28, 2006.

                (h) In the event Employee's employment is terminated by reason of Disability, each Stock Option shall become automatically vested in full on the date of such Disability and may be exercised at any time within the 36-month period beginning on the date of such Disability, but not thereafter; provided, however, in no event shall the First Stock Option be exercisable after May 23, 2006 or shall the Second Stock Option be exercisable before Stockholder Approval or after October 28, 2006.

                (i) Except as otherwise provided herein, each Stock Option may be exercised in whole or in part or in two or more successive parts.

                (j) Neither Stock Option shall be transferrable by Employee except for transfers expressly permitted by the Incentive Plan and except for transfers by will or by laws of descent and distribution. During the lifetime of Employee, neither Stock Option may be exercised by anyone other than Employee or the Person to whom such Stock Option has been transferred in accordance with the Incentive Plan.

                (k) Each Stock Option may be exercised from time to time by a notice in writing which identifies such Stock Option and specifies the number of shares in respect of which it is being exercised. Such notice shall be delivered to the Secretary of Holdings or addressed to such Secretary at the principal corporate offices of Holdings. The date of exercise of each Stock Option shall be the date the exercise notice is hand delivered or mailed (as the case may be) to the Secretary of Holdings. An election to exercise either Stock Option shall be irrevocable.

                (l) Neither Stock Option is intended to qualify as an incentive stock option under Section 422 of the Code.

                (m) The provisions of this Section 3.4 shall survive the termination of Employee's employment hereunder.

3.5.   Life Insurance

                During the Employment Period, Employers will endeavor to maintain, at all times and without cost to Employee, a term life insurance policy on the life of Employee in the amount of $400,000 and a split dollar life insurance policy on the life of Employee in the amount of $1,000,000, the proceeds of which, in the event of Employee's death, shall be payable to one or more beneficiaries designated by Employee or, in the absence of any such designation, to his estate. In the event Employee does not qualify for either such insurance policy during any period within the Employment Period, Holdings shall pay to Employee an amount equal to the premiums Employers would have otherwise paid in order to maintain such policy for such period. In addition, Employers will endeavor to make available to Employee, at his option and expense, an additional $200,000 of group term life insurance.

3.6.   401(k) Plan

                During the Employment Period, Employee shall be entitled to participate in Holdings' 401(k) plan commencing September 1, 1997. If Employee remains employed by Holdings on August 31, 1997, Holdings shall pay to Employee, as soon as practicable after such date, a lump sum payment in an amount determined by Holdings to be the economic equivalent of the benefits which would have accrued to Employee had he participated in Holdings' 401(k) plan during the period from June 17, 1996 to and including August 31, 1997. The amount so determined by Holdings shall be binding on Employee in the absence of manifest error.

3.7.   Vacation

                During the Employment Period, Employee shall be entitled to fifteen days of vacation per year or such greater number of vacation days as the Board may approve from time to time in its sole discretion. Employee shall not be entitled to accumulate or carryover unused vacation time or pay from year to year except to the extent permitted in accordance with Holdings' vacation policy (as from time to time amended) for senior executives in general.

3.8.   Automobile Allowance

                During the Employment Period, Holdings or AWA shall pay to Employee an automobile allowance of $800 per month or such greater amount as the Board may approve from time to time in its sole discretion.

3.9.   Professional Fees

                Holdings or AWA shall reimburse Employee for up to $5,000 (or such greater amount as the Board may approve from time to time in its sole discretion) per year for financial advisory and tax planning fees and expenses paid by Employee during the Employment Period.

3.10.  Business Expenses

                Each Employer shall, in accordance with the rules and policies that it may establish from time to time for senior executives, reimburse Employee for business expenses reasonably incurred in the performance of Employee's duties hereunder. It is understood that Employee is authorized, during the Employment Period, to incur reasonable business expenses for promoting the businesses and reputations of the Constituent Companies, including reasonable expenditures for travel, lodging, meals and client and/or business associate entertainment. Requests for reimbursement for such expenses must be accompanied by appropriate documentation.

3.11.  Other Benefits

                Employee shall be entitled to receive all fringe benefits and other perquisites that may be offered by Employers to their senior executives as a group, including, without limitation, (i) participation in the various employee benefit plans or programs provided to senior executives of Employers in general (including split-dollar life insurance, medical and disability insurance programs), (ii) club memberships, (iii) on-line and interline travel privileges,
(iv) change in control/severance pay programs, (v) participation in Employers' severance payment policies or plans for executives in general and (vi) participation in Employers' retiree medical insurance programs, subject, in each case, to meeting the applicable eligibility requirements. However, nothing in this Section 3.11 shall be deemed to prohibit Employers from making any changes in any of the plans, programs or benefits described herein, provided the change similarly affects all senior executives of Employers similarly situated. If and to the extent a particular benefit or other perquisite is provided to Employee by two or more provisions of this Article III, the provision which is most favorable to Employee shall govern and control to the exclusion of the other provisions.

3.12.  No Director Fees, etc.

                In no event shall Employee be entitled to receive any additional compensation for serving as a director of any Constituent Company.


                                   ARTICLE IV

                            Termination of Employment

4.1.   Employee's Right of Termination

                Employee may, at any time prior to the Expiration Date, terminate his employment hereunder for any reason by delivering a Notice of Termination to the Chairman or the Board.

4.2.   Holdings' Right of Termination

                Holdings may, at any time prior to the Expiration Date, terminate Employee's employment hereunder for any reason by delivering a Notice of Termination to Employee.

4.3.   Payment of Accrued Base Salary, Vacation Pay, etc.

                (a) Promptly upon the termination of Employee's employment hereunder for any reason, Employers shall pay to Employee a lump sum amount for
(i) any unpaid Base Salary earned hereunder prior to the termination date, (ii) all unused vacation time accrued by Employee as of the termination date in accordance with this Agreement and Employers' vacation policies for senior executives, (iii) all unpaid benefits earned by Employee as of the termination date under any and all incentive compensation plans or programs of Employers, (iv) all amounts owing to Employee under Sections 3.8, 3.9 and 3.10 and (v) any additional amounts or benefits which may be required to be paid in a lump sum by applicable law.

                (b) A termination of Employee's employment in accordance with this Agreement shall not alter or impair (i) any of Employee's rights or benefits under the Stock Options except as provided in Section 3.4 or in the Incentive Plan or (ii) any of Employee's rights or benefits, if any, under employee benefit plans or programs maintained by either Employer.

4.4. Termination by Holdings for Misconduct or by Employee for other than a Good Reason

                The following provisions shall apply if, prior to the Expiration Date, Employee terminates his employment hereunder for any reason other than a Good Reason or if Holdings terminates Employee's employment hereunder for
Misconduct:

                (i) Severance Payment. Employers shall promptly pay to Employee a severance payment (in cash or other immediately available funds) in the amount equal to 25% of the Base Salary as in effect on the relevant Termination Date. Such severance payment shall be in lieu, and not in addition to, any severance payment due or which may become due to Employee under any other provision of this Article IV. In the event Employee shall become entitled to receive a severance payment pursuant to this Section 4.4 under circumstances which entitle him to receive a severance payment under any severance policy or plan of either Employer, then the severance payment due to Employee pursuant to such policy or plan shall be automatically reduced by the amount of the severance payment due to him pursuant to this Section 4.4.

                (ii) Travel Privileges. Neither Employer shall have any obligation to provide to Employee (or his wife or dependents) any post-employment travel privileges.

4.5.   Termination by Holdings for Breach of Duties

                The following provisions shall apply if, prior to the Expiration Date, Holdings terminates Employee's employment hereunder for Default:

                (i) Severance Payment. Employers shall promptly pay to Employee a severance payment (in cash or other immediately available funds) in the amount equal to 100% of the Base Salary as in effect on the relevant Termination Date. Such severance payment shall be in lieu, and not in addition to, any severance payment due or which may become due to Employee under any other provision of this Article IV. In the event Employee shall become entitled to receive a severance payment pursuant to this Section 4.5 under circumstances which entitle him to receive a severance payment under any severance policy or plan of either Employer, then the severance payment due to Employee pursuant to such policy or plan shall be automatically reduced by the amount of the severance payment due to him pursuant to this Section 4.5.

                (ii) Travel Privileges. Each Employer shall provide Employee (and his wife and dependents) on-line, positive space travel privileges for two years after the relevant Termination Date, all in accordance with the terms of its post-employment, non-revenue travel policy as from time to time in effect; provided, however, each Employer shall be relived of its obligation under this clause (ii) if Employee violates any of his covenants and agreements set forth in Article V.

4.6. Termination by Employee for Good Reason or by Holdings for any Reason other than Misconduct, Default or Disability

                The following provisions shall apply if, prior to the Expiration Date, Employee terminates his employment hereunder for Good Reason or if Holdings terminates Employee's employment hereunder for any reason other than Misconduct, Default or Disability:

                (i) Severance Payment. Employers shall promptly pay to Employee a severance payment (in cash or other immediately available funds) in the amount of 150% of the Base Salary as in effect on the relevant Termination Date. Such severance payment shall be in lieu, and not in addition to, any severance payment due or which may become due to Employee under any other provision of this Article IV. In the event Employee shall become entitled to receive a severance payment pursuant to this Section 4.6 under circumstances which entitle him to receive a severance payment under any severance policy or plan of either Employer, then the severance payment due to Employee pursuant to such policy or plan shall be automatically reduced by the amount of the severance payment due to him pursuant to this Section 4.6.

                (ii) Travel Privileges. Each Employer shall provide Employee (and his wife and dependents) on-line, positive space travel privileges for five years after the relevant Termination Date, all in accordance with the terms of its post-employment, non-revenue travel policy as from time to time in effect; provided, however, each Employer shall be relived of its obligation under this clause (ii) if Employee violates any of his covenants and agreements set forth in Article V.

4.7.   Payment of Benefits During Pendency of Dispute

                Holdings may, within 10 days after its receipt of a Notice of Termination given by Employee, provide notice to Employee that a dispute exists concerning the termination, in which event such dispute shall be resolved in accordance with Article VI. Employee may, within 10 days after his receipt of a Notice of Termination given by Holdings, provide notice to Holdings that a dispute exists concerning the termination, in which event such dispute shall be resolved in accordance with Article VI. Notwithstanding the pendency of any such dispute and notwithstanding any provision herein to the contrary, Employers will (i) continue to pay Employee the Base Salary in effect when the notice giving rise to the dispute was given, (ii) make the Restricted Stock Grant (if not already made) in accordance with Section 3.3 and (iii) continue Employee as a participant in all compensation and benefit plans in which Employee was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved or, with respect to a Notice of Termination given by Employee, the date of termination specified in such Notice, if earlier, but, in each case, not past the Expiration Date. If (i) Holdings gives a Notice of Termination to Employee,
(ii) Employee disputes the termination as contemplated by this Section 4.7 and
(iii) such dispute is finally resolved in favor of Employers in accordance with
Article VI, then Employee shall be required to refund to Employers any amounts paid to Employee under this Section 4.7 but only if, and then only to the extent, Employee is not otherwise entitled to receive such amounts under this Agreement. Employee agrees to pay interest to Employers on any amount required to be refunded to Employers pursuant to the preceding sentence, such interest to accrue for the period from the due date until paid at the Prime Rate.

4.8.   Resignation as Director

                If Employee's employment under this Agreement is terminated for any reason, Employee agrees to resign as a director of all Constituent Companies of which he is a director, such resignation to be effective (i) in the case of a termination by Employee pursuant to Section 4.6, on the date Employee delivers the relevant Notice of Termination in accordance with Section 4.1, (ii) in the case of a termination by Holdings pursuant to Section 4.4 or 4.5, on the date Employee receives the relevant Notice of Termination in accordance with Section
4.1 and (iii) in the case of a termination for any other reason, no later than the relevant Termination Date.


                                    ARTICLE V

                  Confidential Information and Non-Competition

5.1.   Confidential Information

                (a) Employee recognizes that the services to be performed by him hereunder are special, unique and extraordinary and that, by reason of his employment with Employers and the positions described in paragraphs (a) and (b) of Section 2.2, he may acquire Confidential Information (defined below) concerning one or more Constituent Companies, the use or disclosure of which would cause the Constituent Companies substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Employee agrees that he will not (directly or indirectly) at any time, whether during or after his employment hereunder, disclose any such Confidential Information to any Person except (i) as required by applicable law,
(ii) in connection with, but only to the extent necessary for, the enforcement of his rights under this Agreement or (iii) with the prior written consent of the Board. As used herein, "Confidential Information" includes information with respect to the services, strategies, facilities and methods, research and development, trade secrets and other intellectual property, pricing and revenue management systems, patents and patent applications, procedures, manuals, confidential reports, financial information, business plans, prospects or opportunities of any Constituent Company; provided, however, that such term shall not include any information that (x) is or becomes generally known or available other than as a result of a disclosure by Employee or (y) is or becomes known or available to Employee on a nonconfidential basis from a source (other than Employers) which, to Employee's knowledge, is not prohibited from disclosing such information to Employee by a legal, contractual, fiduciary or other obligation to any Constituent Company.

                (b) Employee confirms that all Confidential Information is the exclusive property of the relevant Constituent Company. All business records, papers and documents kept or made by Employee (whether electronically or otherwise) while employed hereunder relating to the business of any Constituent Company shall be and remain the property of such Constituent Company at all times. Upon the request of Holdings at any time, Employee shall promptly deliver to Holdings, and shall retain no copies of, any electronic media or written materials, records and documents made by Employee or coming into his possession while employed hereunder concerning the business or affairs of any Constituent Company other than personal materials, records and documents (including notes and correspondence) of Employee not containing proprietary information relating to such business or affairs. Notwithstanding the foregoing, Employee shall be permitted to retain copies of, or have access to, all such materials, records and documents relating to any disagreement, dispute or litigation between Employee and Employers.

5.2.   Non-Competition

                (a) While employed hereunder and for a period of two years thereafter (the "Restricted Period"), Employee shall not, unless he receives the prior written consent of the Board, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person which competes with any Constituent Company in the United States.

                (b) Employee has carefully read and considered the provisions of this Section 5.2 and, having done so, agrees that the restrictions set forth in this Section 5.2 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of each Employer, its officers, directors, employees, creditors and stockholders. Employee understands that the restrictions contained in this Section 5.2 may limit his ability to engage in a business similar to that of any Constituent Company, but acknowledges that he will receive sufficiently high remuneration and other benefits hereunder to justify such restrictions.

                (c) During the Restricted Period, Employee shall not, whether for his own account or for the account of any other Person (excluding the Constituent Companies), intentionally (i) solicit, endeavor to entice or induce any employee of any Constituent Company to terminate his employment with such Constituent Company or accept employment with anyone else or (ii) interfere in a similar manner with the business of any Constituent Company.

                (d) In the event that any provision of this Section 5.2 relating to the Restricted Period and/or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the Restricted Period and/or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

5.3.   Stock Ownership

                Nothing in this Agreement shall prohibit Employee from acquiring or holding any issue of stock or securities of any Person that has any securities registered under Section 12 of the Securities and Exchange Act of 1934, as amended, listed on a national securities exchange or quoted on The Nasdaq Stock Market so long as (i) Employee is not deemed to be an "affiliate" of such Person as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended, and (ii) Employee and members of his immediate family do not own or hold more than 5% of any voting securities of any such Person.

5.4.   Injunctive Relief, etc.

                Employee acknowledges that the covenants contained in this
Article V are intended for the benefit of, and may be enforced by, the Constituent Companies and their respective successors and assigns. Employee further acknowledges that a breach of any of the covenants contained in this
Article V may result in material irreparable injury to the Constituent Companies for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Constituent Companies (or any of them) shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by this Article V or such other relief as may required to specifically enforce any of the covenants contained in this Article V. Employee agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.


                                   ARTICLE VI

                               Dispute Resolution

                (a) In the event a dispute shall arise between Employee, on the one hand, and Holdings or AWA, on the other hand, as to whether the provisions of this Agreement have been complied with (a "Dispute"), the parties agree to resolve such Dispute in accordance with the following procedure:

                (1) A meeting shall be held promptly between Employee and Holdings, attended by (in the case of Holdings) by one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

                (2) If, within 10 days after such meeting, Employee and Holdings have not succeeded in negotiating a resolution of the Dispute, the Dispute shall be submitted to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association.

                (3) Employee and Holdings will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 10 days following the 10-day period referred to in clause (2) above.

                (4) Upon appointment of the mediator, Employee and Holdings agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

                (5) If Employee and Holdings are not successful in resolving the Dispute through mediation within such 15-day period, the Dispute shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association.

                (6) The fees and expenses of the mediator/arbitrators shall be borne solely by the non-prevailing party or, in the event there is no clear prevailing party, as the mediator/arbitrators deem appropriate.

                (7) If any dispute shall arise under this Agreement involving termination of Employee's employment with Employers or involving the failure or refusal of Employers to fully perform in accordance with the terms hereof, Employers shall reimburse Employee (without duplication), on a current basis, for all legal fees and expenses, if any, incurred by Employee in connection with such dispute, together with interest thereon at the Prime Rate, such interest to accrue from the date Holdings receives Employee's statement for such fees and expenses through the date of payment thereof; provided, however, that in the event the resolution of such dispute in accordance with this Article VI includes a finding denying, in all material respects, Employee's claims in such dispute, Employee shall be required to reimburse Employers, within 30 days after the date of such resolution, for all sums advanced to Employee with respect to such dispute pursuant to this paragraph (7).

                (8) Except as provided above, each of Employee and Holdings shall pay its own costs and expenses (including, without limitation, attorneys' fees) relating to any mediation/arbitration proceeding conducted under this Article VI.

                (9) All mediation/arbitration conferences and hearings will be held in Maricopa County, Arizona.

                (b) In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law. The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached by the arbitrators from such facts may be submitted by either Employee or Holdings to a court of law for final determination by initiation of a civil action in the manner provided by law. Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision. If no such civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties. Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators. Neither of Employee or Holdings shall, or shall be entitled to, submit any additional or different facts for consideration by the court. In the event any civil action is commenced under this paragraph (b) and if Employee is the party who prevails or substantially prevails (as determined by the court) in such civil action, Employee shall be entitled to recover from Employers all costs, expenses and reasonable attorneys' fees incurred by Employee in connection with such action and on appeal. In the event any civil action is commenced under this paragraph
(b) and if Holdings is the party who prevails or substantially prevails (as determined by the court) in such civil action, Holdings shall be entitled to recover from Employee all costs, expenses and reasonable attorneys' fees incurred by Employers in connection with such action and on appeal.

                (c) Except as limited by paragraph (b) above, the parties agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding and if Employee is the party who prevails or substantially prevails in such legal proceeding, Employee shall be entitled to recover from Employers all costs, expenses and reasonable attorneys' fees incurred by Employee in connection with such legal proceeding and on appeal. In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding and if Holdings is the party who prevails or substantially prevails in such legal proceeding, Holdings shall be entitled to recover from Employee all costs, expenses and reasonable attorneys' fees incurred by Employers in connection with such legal proceeding and on appeal.

                (d) Except as provided above, (i) no legal action may be brought by any party with respect to any Dispute and (ii) all Disputes shall be determined only in accordance with the procedures set forth above.

                                   ARTICLE VII

                                  Miscellaneous

7.1.   No Mitigation

                The provisions of this Agreement are not intended to, nor shall they be construed to, require that Employee mitigate the amount of any payment provided for in this Agreement by seeking or accepting other employment, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Employee as the result of employment by another employer or otherwise.

7.2.   Assignability

                The obligations of Employee hereunder are personal and may not be assigned or delegated by Employee or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. Each Employer shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder as provided in Section 7.5.

7.3.   Notices

                All notices and all other communications provided for in the Agreement shall be in writing and shall be sent, delivered or mailed, addressed as follows: (i) if to Employers (or either of them), at Holdings' principal office address or such other address as Holdings may have designated by written notice to Employee for purposes hereof, directed to the attention of the Board with a copy to the Secretary of Holdings and (ii) if to Employee, at his residence address on the records of Holdings or to such other address as he may have designated to Holdings in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

7.4.   Severability

                The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

7.5.   Successors; Binding Agreement

                (a) Each Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of such Employer, by agreement in form and substance reasonably acceptable to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that such Employer would be required to perform it if no such succession had taken place. As used herein, (i) the term "Holdings" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 7.5 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law and (ii) the term "AWA" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 7.5 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

                (b) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.

                (c) This Agreement and all rights of the Constituent Companies hereunder shall inure to the benefit of and be enforceable by the Constituent Companies and their respective successors and assigns.

7.6.   Tax Withholdings

                Each Employer shall withhold from all payments hereunder all applicable taxes (federal, state or other) which it is required to withhold therefrom unless Employee has otherwise paid to such Employer the amount of such taxes.

7.7.   Amendments and Waivers

                No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties. No such instrument shall be binding on the Company unless signed by the Chairman or such other Person as may be specifically authorized by the Board. No waiver by any party hereto at any time of any breach by any other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

7.8.   Entire Agreement

                This Agreement is an integration of the parties agreement and no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

7.9.   Governing Law

                THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISION.

7.10.  Counterparts

                This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

7.11.  Remedies Cumulative

                No right, power or remedy granted under this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other rights, powers or remedies referred to in this Agreement or otherwise available at law or in equity.

7.12.  Joint and Several Liability

                The obligations of Employers hereunder shall be joint and several.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     AMERICA WEST HOLDINGS CORPORATION



                                     By:   /s/  William A. Franke
                                        ----------------------------------------
                                         William A. Franke
                                         Chairman of the Board and Chief
                                         Executive Officer

                                     AMERICA WEST AIRLINES, INC.



                                     By:   /s/  William A. Franke
                                        ----------------------------------------
                                         William A. Franke
                                         Chairman of the Board



                                           /s/  Richard R. Goodmanson
                                     -------------------------------------------
                                     Richard R. Goodmanson